LOAN MODIFICATION AGREEMENT
                (Advanced Remote Communications Solutions, Inc.)

         This Loan Modification Agreement ("Agreement") is made and entered into as of May 29, 2002, by and between Advanced Remote Communications Solutions, Inc., a California corporation (formerly known as Boatracs, Inc.) ("Arcoms"), Enerdyne Technologies, Inc., a California corporation ("Enerdyne") (Arcoms and Enerdyne are collectively referred to herein as "Borrower") and First National Bank, a national banking association ("Lender"), and is made with reference to the facts set forth below.

                                    RECITALS

         A. Borrower is indebted to Lender (the "Loan") under the terms of a Revolving Line of Credit (the "Line of Credit") evidenced by the following documents (collectively, the "FNB Loan Documents"): (a) a Loan Agreement dated December 29, 1998 ("Loan Agreement"), (b) a Promissory Note dated December 29, 1998, in the original principal amount of $750,000 (the "FNB Note"), the terms of which were amended by a letter to Borrower from Lender dated February 20, 2001 and those various Change in Terms Agreements dated February 4, 2000, February 28, 2000, March 13, 2001, May 18, 2001, August 3, 2001, November 5,
2001,  December  20,  2001,  and January 29,  2002,  and (c) Various  Commercial
Security Agreements, Commercial Pledge Agreements, UCC-1 Financing Statements, Guaranties and related documents relating to the Line of Credit. The current unpaid principal balance of the FNB Note, as modified by the above Change in Terms Agreements, is $2,250,000. Accrued and unpaid interest on the FNB Note as of the date hereof is in the amount of approximately $32,000.

         B. The FNB Note is secured by liens on certain personal property described in the FNB Loan Documents.

         C. Lender has previously notified Borrower and Borrower has acknowledged that Borrower is in default or breach with respect to certain financial covenants set forth in the FNB Loan Documents (such defaults or breaches, together with any other existing occurrence, event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under the FNB Loan Documents as of the date hereof, shall be collectively referred to herein as the "Existing Defaults"). As a result of the Existing Defaults, Lender is entitled to exercise any and all of its rights and remedies under the FNB Note, the other FNB Loan Documents and applicable law, to collect all amounts owing under the FNB Note and the other FNB Loan Documents.

         D. Borrower and Lender now desire to waive the Existing Defaults and amend the FNB Loan Documents to, among other things, replace certain of the existing covenants in the FNB Loan Documents with certain new covenants, all as more fully set forth herein. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given those terms in the FNB Loan Documents.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual promises and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subject to Borrower's satisfaction of the terms and conditions set forth herein, Lender hereby: (a) waives the Existing Defaults and its right to enforce its rights and remedies under the FNB Loan Documents due to the Existing Defaults, and (b) extends the maturity date of the FNB Note from April 30, 2002 to May 30, 2003. In addition to the foregoing, Lender shall have the right to conduct an audit of Borrower's books and records: (a) on a quarterly basis, and
(b) in the event a more frequent audit is deemed necessary by Lender, in its reasonable discretion, on a monthly basis. Borrower agrees to provide Lender with access to Borrower's offices and accounting records in order to accommodate such audits. Borrower shall reimburse Lender for Lender's out-of-pocket costs incurred in connection with the first three (3) audits conducted by Lender.

         2. Concurrently with the execution hereof, Borrower shall pay to Lender the amount of Seven Hundred Fifty Thousand Dollars ($750,000) from the proceeds of the Housatonic Investment (as hereinafter defined), which amount shall be applied to any accrued and unpaid interest on the FNB Note, and then to the unpaid principal balance of the FNB Note. The balance of the net proceeds of the Housatonic Investment shall be used by Borrower for its working capital and other general corporate purposes.

         3. In addition to the foregoing principal repayment by Borrower hereunder, as a condition to Lender's waiver of the Existing Defaults: (a) as of the date hereof, the unpaid principal balance of the FNB Note shall bear interest at the rate of Prime (as defined in the FNB Loan Documents), plus one and one-half percent (1.5%), but in no event less than six and one-half percent (6.5%) per annum, and (b) the Line of Credit is hereby converted from a revolving to a non-revolving term loan facility, and Borrower shall have no right to further draws or disbursements under the Line of Credit.

         4. Borrower shall submit to Lender, on a monthly basis no later than the 15th business day of each calendar month: (a) a Borrowing Base Certificate in the form required by the FNB Loan Documents, but excluding from the Borrowing
Base: (i) Eligible Inventory (as such term is defined in the FNB Loan Documents), and (ii) unbilled Accounts Receivable, effective on the date hereof, and (b) an Accounts Receivable Aging Schedule and Accounts Payable Aging Schedule, prepared as of the last day of the preceding calendar month. In the event the Borrowing Base Certificate shows that an amount equal to eighty percent (80%) of Eligible Accounts (as such term is defined in the FNB Loan Documents), excluding unbilled Accounts Receivable, is less than the then unpaid principal balance of the Loan, Borrower shall pledge additional cash collateral to Lender, in form satisfactory to Lender in its sole and absolute discretion (the "Additional Collateral"), in the amount of the deficiency ("Eligible Account Deficiency") not later than the fifth (5th) business day following Lender's receipt of the applicable Borrowing Base Certificate. In the event that an increase in Eligible Accounts as shown on the Borrowing Base Certificates for any two (2) consecutive calendar months results in the elimination of the Eligible Account Deficiency at the end of such two (2) month period, the Additional Collateral shall be returned to Borrower. Otherwise, the amount of the Additional Collateral may, at Lender's option, be applied to the unpaid principal balance of the Loan at the end of each such two (2) month period. The amount of such Additional Collateral shall be adjusted based upon subsequent increases or decreases in the Eligible Account Deficiency throughout the remaining term of the Loan.

         5. In the event Borrower fails to deliver a Borrowing Base Certificate within five (5) business days after its due date, as provided above, or in the event following the delivery of a Borrowing Base Certificate, showing an Eligible Account Deficiency, as set forth above, Borrower fails to deposit sufficient Additional Collateral with Lender within five (5) business days following its due date, as provided above, such failure shall constitute an Event of Default hereunder and under the FNB Loan Documents, in which event: (a) Lender shall be entitled to avail itself of all remedies set forth in the FNB Loan Documents, and (b) Borrower shall immediately direct all of its Account Debtors to send all future payments on such Debtors' Accounts Payable to Borrower directly to Lender, who will deposit such payments into a Lock Box or BanControl account (the "Control Account") maintained by and on terms satisfactory to Lender. With respect to such Control Account, Borrower and Lender hereby agree as follows: (a) Borrower shall immediately notify its Account Debtors, utilizing the address and other Control Account information to be provided to Borrower by Lender for purposes of such Debtor notification, and shall provide written confirmation thereof to Lender within three (3) days thereafter, (b) all amounts received by Lender and deposited into the Control Account, after the payment of operating expenses of Borrower from the Control Account based upon weekly budgets to be submitted by Borrower and approved by Lender, shall be applied to amounts due under the FNB Loan Documents; provided, however, that Lender's obligation to release funds from the Control Account to pay such operating expenses of Borrower shall be contingent upon Lender's determination, based upon the most recent Borrowing Base Certificate furnished by Borrower, that the current Borrowing Base is not less than the minimum amount therefor set forth herein, and Lender shall have the right to utilize funds in the Control Account to reduce the unpaid principal amount of the FNB Note to cure any overadvance condition disclosed by such Borrowing Base Certificate, (c) all funds received by Lender hereunder shall be considered as additional Collateral, and Borrower agrees to execute any other additional documents or instruments including, without limitation, Form UCC-1 Financing Statements or amendments thereto, requested by Lender to further evidence or perfect Lender's security interest therein, (d) Lender may, at Borrower's request, utilize any excess funds in the Control Account to pay accrued interest due under the terms of the FNB Note, and (e) Lender shall have the right, without limitation and at its sole discretion, to utilize the funds in the Control Account to reduce the unpaid principal balance of the FNB Note. In addition to all other remedies available to Lender under the FNB Loan Documents, Lender shall also be entitled to implement the Control Account procedure described above following the occurrence of any other monetary Event of Default hereunder or under the FNB Loan Documents.

         6. Borrower further covenants that with respect to Accounts Payable (as shown on the Accounts Payable Aging Schedule required to be submitted by Borrower to Lender on a monthly basis, as provided above), Borrower agrees that:
(a) it will in no event allow all or any portion of any Account Payable to a Key Vendor (as hereinafter defined) to remain outstanding for a period in excess of sixty (60) days from its due date, and (b) it shall cause each of the Guarantors of Borrower's obligations under the FNB Loan Documents to comply with the foregoing covenant with respect to each such Guarantor's respective Key Vendors. As used herein, "Key Vendor" shall mean any account payable vendor or service provider of Borrower or any such Guarantor with an account payable balance at any time in excess of Seventy-Five Thousand Dollars ($75,000). In addition, as of the date hereof, the Total Debt to EBITDA, EBITDA to Fixed Charges (as such terms are defined in the Loan Agreement), Tangible Net Worth, Debt/Worth Ratio and Profitability (as such terms are defined in the Financial Covenants and Reporting Addendum to the Change in Terms Agreement dated January 29, 2002) covenants of Borrower are hereby terminated.

         7. Borrower is also a party to that certain Debt Agreement among Borrower, Scott T. Boden ("Boden") and Irene Shinsato ("Shinsato"), which agreement was amended by that certain First Amendment to Debt Agreement dated as of December 29, 1998 (collectively, the "Debt Agreement"). Under the terms of the Debt Agreement, Borrower executed promissory notes to Boden and Shinsato (which notes, together with the Other Seller Notes (as such term is defined in that certain Second Amendment to Debt Agreement, Waiver and Consent of even date herewith by and among Borrower, Boden and Shinsato (the "Second Amendment"), shall be collectively referred to herein as the "Boden/Shinsato Subordinated Notes"). Concurrently herewith, Borrower, Boden and Shinsato, with the consent of Lender, are entering into the Second Amendment in order to amend and restate the terms of the Boden/Shinsato Subordinated Notes in certain respects, including the extension of the maturity dates of the Boden/Shinsato Subordinated Notes to January 1, 2004, all as more fully set forth therein. In addition, Borrower is the payor under those certain promissory notes dated July 7, 1998, in the original principal amounts of $184,800.00 and $46,200.00 executed by Borrower in favor of Gary L. Shields & Co., Inc. ("GLS"), the current payee thereof (the "GLS Subordinated Notes"). Borrower and GLS are in the process of amending the terms of the GLS Subordinated Notes. The Boden/Shinsato Subordinated Notes and the GLS Subordinated Notes (as the same may be amended as set forth above) are sometimes collectively referred to herein as the "Subordinated Notes"), and Boden, Shinsato and GLS are sometimes collectively referred to herein as the "Subordinated Payees"). Borrower acknowledges and agrees that: (a) Borrower will make no principal payments on any of the Subordinated Notes until all amounts due to Lender hereunder and under the FNB Loan Documents have been paid in full, (b) no interest or other payments on any of the Subordinated Notes shall be payable in advance at any time, and (c) no regularly scheduled interest payments on any of the Subordinated Notes shall be paid at any time that Borrower is otherwise in default under the terms of this Agreement, the FNB Note or any of the other FNB Loan Documents. As an additional condition precedent to Lender's agreements and obligations hereunder, all of the Subordinated Payees are executing additional Subordination Agreements of even date herewith, acknowledging the subordination of all amounts payable by Borrower to the Subordinated Payees under the terms of the Subordinated Notes to the amounts payable by Borrower to Lender.

         8. Lender hereby consents to the issuance by Arcoms of shares of its Series C Preferred Stock to Housatonic Partners ("Housatonic") in exchange for an equity investment in the amount of $3,000,000 by Housatonic (the "Housatonic Investment"); provided, however, that such consent shall not affect in any manner the existing covenant prohibiting the payment by Borrower of any dividends or other distributions to the holders of any equity securities of Borrower while any amounts are due to Lender under the FNB Loan Documents, the terms of which are hereby acknowledged and ratified by Borrower. Notwithstanding the foregoing, Lender consents to the distribution of stock dividends by Borrower. Lender further consents to: (a) such changes in Arcoms' Board of Directors and management as are agreed upon by Arcoms, the Subordinated Payees, Housatonic and Lexington Funding, LLC ("Lexington"), resulting from either the Housatonic Investment or the debt or equity investment in Borrower by Lexington, and (b) such changes in Borrower's ownership as may result from either the Housatonic Investment or any equity investment or conversion of existing debt held by Lexington into an equity interest in Borrower, which changes shall not be considered an Event of Default under the FNB Loan Documents.

         9. Borrower hereby represents, warrants and certifies to Lender that each of the acknowledgments, representations and warranties to Lender given to induce Lender to enter into this Agreement is true and correct as of the date hereof.

         10. In consideration of Lender's agreement to enter into this Agreement, Borrower hereby further agrees as follows:

                  (a) Borrower for itself and its successors and assigns hereby absolutely and irrevocably waives, releases, and forever discharges Lender, and its respective officers, shareholders, directors, agents, servants, contractors, employees, parent and subsidiary corporations, and predecessors-in-interest (collectively, the "Released Parties") from any and all claims, rights, demands, actions, suits, causes of action, damage, counterclaims, defenses, losses, costs, obligations, liabilities, and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the FNB Note, the FNB Loan Documents or this Agreement (collectively, "Claims"), up to and as of the date hereof, including claims related to the actions of Lender in administering the FNB Note or negotiating the FNB Loan Documents or this Agreement and claims of lender liability, fraud, duress, illegality, usury, waiver, bad faith, interference in the business of any person or any non-performance of any agreement or obligation related thereto, or any statements, representations, acts or omissions, intentional, willful, negligent, or innocent, by any of the Released Parties in any way connected with, relating to, or affecting, directly or indirectly, the FNB Note, the FNB Loan Documents or this Agreement, other than any claims arising from any Released Party's gross negligence or willful misconduct; provided, however, that the foregoing shall not constitute a release of Borrower's obligations under this Agreement.

                  (b) Borrower hereby acknowledges that it has not relied upon any representation of any kind made by Lender in making the release set forth above, except as expressly set forth in this Agreement.

                  (c) Borrower acknowledges that it may have claims against Lender of which it has no knowledge at the time of the execution of this Agreement. Borrower agrees that the waivers and releases in this Section are specifically intended to and do extend to claims, demands or causes of actions of which Borrower has no knowledge. As to all Claims, Borrower specifically waives the benefit of the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Borrower hereby waives the provisions of Section 1542 of the California Civil Code and the provisions of any similar laws. Borrower realizes and acknowledges that factual matters now unknown to it may have given or hereafter give rise to Claims which are presently unknown, unanticipated, and unsuspected, and the release provided hereunder has been negotiated and agreed upon in light of that realization.

                  (d) Borrower represents and warrants that it has not heretofore assigned, or transferred, or purported to assign or to transfer, to any person or entity (other than Lender), any Claim released hereunder or any portion thereof or interest therein, and Borrower agrees to indemnify, defend, and hold the Released Parties harmless from and against any and all such Claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

                  (e) It is understood and agreed that this Section shall not be deemed or construed as an admission by Lender of liability of any nature whatsoever arising from or related to the subject matter of this Section.

                  (f) The provisions, waivers and releases set forth in this Section are binding upon Borrower and its respective agents, employees, representatives, officers, directors, general partners, limited partners, joint venturers, affiliates, assigns, heirs, successors in interest and shareholders.

                  (g) Borrower agrees that if it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims or in any manner asserts against such Released Parties, or any of them, any of the Claims, then it will pay to such Released Parties, and each of them, in addition to any other damages caused to such Released Parties thereby, all attorneys' fees incurred by such Released Parties in defending or otherwise responding to said suit or claim.

                  (h) The provisions of this Section shall survive payment in full of the FNB Note, termination of this Agreement, and full performance of all the terms of this Agreement and the other FNB Loan Documents.

         11.      Miscellaneous

                  (a) Each of the parties hereto agrees to execute all documents and instruments and to take all other actions as may specifically be provided for herein or as may be required in order to consummate the purposes of this Agreement. Each party hereto shall diligently and in good faith pursue the satisfaction of all conditions and contingencies to be satisfied by it in this Agreement.

                  (b) Except as specifically set forth herein, no third party shall be benefitted by any of the provisions of this Agreement, nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party not specifically referenced herein.

                  (c) Nothing in this Agreement shall constitute a waiver by Lender of any future default or Event of Default under this Agreement, the FNB Note or any of the other FNB Loan Documents. Lender has no obligation, and has made no commitment, to modify or extend any term of the FNB Note or the other FNB Loan Documents, to waive any default or Event of Default, or to forbear from exercising its remedies under the FNB Note or the FNB Loan Documents, except as expressly set forth in this Agreement. Borrower's obligations hereunder shall continue to be secured by the FNB Loan Documents.

                  (d) The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the FNB Note or the FNB Loan Documents. [Initial here ____________] This waiver shall apply to any subsequent amendments, renewals, supplements, or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by a court.

                  (e) Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Agreement. The parties intend that all time periods specified in this Agreement shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties.

                  (f) Borrower agrees to reimburse and pay to Lender, on demand, all costs and expenses which Lender has or may incur as a result of or in connection with the Existing Defaults and this Agreement, including without limitation attorneys' fees and costs incurred by Lender in connection with legal advice received by Lender relating to the Existing Defaults, or actions required to cure such defaults. Attorneys' fees and costs in connection with the preparation of this Agreement in the amount of approximately $7,000 shall be payable concurrently herewith, and Borrower acknowledges and agrees that such fees and costs are reasonable. In addition, the prevailing party in any litigation or dispute over rights, remedies or duties arising under this Agreement shall be entitled to recover, in addition to other appropriate relief, its reasonable costs and expenses, including, without limitation, attorneys' fees and court costs. Such entitlement shall include Lender's out-of-pocket attorneys' fees, costs and expenses incurred in the collection of any judgment or settlement.

                  (g) This Agreement, and the other documents executed concurrently herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. Any Exhibits attached hereto and referenced herein are hereby incorporated into this Agreement.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Agreement shall not be binding on Lender until all parties have executed it.

                  (i) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. In any action brought under or arising out of this Agreement, the parties consent to the jurisdiction of any competent Court within the State of California, consent to service of process by any means authorized by California law, and agree that venue shall be proper in San Diego County, California.

                  (j) Except as expressly modified by this Agreement and the documents contemplated hereby, no other changes to the FNB Note or the FNB Loan Documents are being made and all provisions of the FNB Note and the FNB Loan Documents shall remain in full force and effect.

                  (k) The relationship between Lender and Borrower is that of a lender and a borrower and not as partners or joint venturers. Lender owes no fiduciary duty to Borrower.

                  (l) The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties to this Agreement.

                  (m) The parties acknowledge that each party and its counsel have reviewed this Agreement and the documents executed in connection herewith. The parties agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any documents executed in connection herewith.

(n) If any provision of this Agreement or any of the Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.









         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Advanced Remote Communications                  First National Bank,
Solutions, Inc.,                                a national banking association
(formerly known as Boatracs, Inc.),
a California corporation
                                              By:  /s/ Robert McNamara
                                              Its:     Vice President
By:      /s/ Michael Silverman
Its:     Chairman, Chief Executive Officer
By:      /s/ Dean Kernus
Its:     Chief Financial Officer/Secretary

Enerdyne Technologies, Inc.,
a California corporation

By:      /s/ Michael Silverman
Its:     Chairman, Chief Executive Officer
By:      /s/ Dean Kernus
Its:     Chief Financial Officer/Secretary




                            REAFFIRMATION OF GUARANTY

         The undersigned, as Guarantors of the obligations of Borrower under the FNB Loan Documents, hereby: (a) consent to and approve of the execution of this Loan Modification Agreement by Borrower and Lender, and (b) reaffirm to Lender all of their respective obligations and agreements under their respective Guaranties.


Innovative Communications Technologies, Inc., a Delaware corporation

By:      /s/ Michael Silverman
Its:     Chairman, Chief Executive Officer
By:      /s/ Dean Kernus
Its:     Chief Financial Officer/Secretary


Boatracs (Europe) B.V.,
a Netherlands corporation

By:      /s/ Michael Silverman
Its:     Chairman, Chief Executive Officer
By:      /s/ Dean Kernus
Its:     Chief Financial Officer/Secretary



Oceantrac, Incorporated,
a Canadian corporation

By:      /s/ Michael Silverman
Its:     Chairman, Chief Executive Officer
By:      /s/ Dean Kernus
Its:     Chief Financial Officer/Secretary




                      ACKNOWLEDGMENT BY SUBORDINATED PAYEES


Scott T. Boden, Irene Shinsato and Gary L. Shields & Co., Inc., as Subordinated Payees hereunder, hereby: (a) acknowledge and consent to the execution by Borrower of the foregoing Loan Modification Agreement, (b) acknowledge the payment restrictions applicable to the Subordinated Notes set forth herein and the continued subordination of all payments due on the Subordinated Notes or any obligations of Borrower to Subordinated Payees to Borrower's obligations under the terms of the FNB Note, this Agreement and the other FNB Loan Documents in favor of Lender, and (c) agree to execute any and all further Subordination Agreements or other documents or instruments required by Lender to evidence such subordination.

Date: May 29, 2002


/s/ Scott Boden
Scott T. Boden


/s/ Irene Shinsato
 Irene Shinsato


Gary L. Shields & Co., Inc.


By:     /s/ Gary Shields
Its:    President